EXHIBIT 3.3

                                                                Office Use Only:
DEAN HELLER                                 ----------------------------
Secretary of State                                  Certificate of
[LOGO]                                                Correction
202 North Carson Street                    (PURSUANT TO NRS 78.0295 and
Carson City, Nevada 89701-4201                       80.007)
(775) 884-5708                              -----------------------------
             Important: Read attached instructions before completing
 ------------------------------------------------------------------------------
                            Certificate of Correction
                            -------------------------
               (Pursuant to NRS 78, 80, 81, 82, 86, 88, 88A, & 89)
                            -- Remit in Duplicate --

1.   The name of the corporation for which correction is being made:
         Category 5 Technologies, Inc.

2.   Description of the original document for which correction is being made:
         Amended and Restated Certificate of Incorporation of Network Investor Communications, Inc.

3.   Filing date of the original document: 07/30/01

4.   Description of the inaccuracy or defect.

         There is a typographical error in Article IV in the designation of Common and Preferred Stock. Majority shareholders of the Company consented through a consent resolution dated June 8, 2001 to increase the authorized shares to 150,000,000, consisting of 125,000,000 common shares and 25,000,000 preferred shares. The Amended and Restated Articles incorrectly allocate 100,000,000 common and 50,000,000 preferred. See attached Secretary's Certificate.

5.   Correction of the inaccuracy or defect.

         The first paragraph of Article IV should be corrected to read as follows:

         The corporation is authorized to name two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which this corporation is authorized to issue is one hundred fifty million (150,000,000) shares. The number of shares of Common Stock authorized is one hundred twenty-five million (125,000,000) shares. The number of shares of Preferred Stock authorized is twenty-five million (25,000,000) shares. All shares of Common and Preferred Stock shall have a par value of $0.001 per share.

6.   Signature:

/s/ Wendy H. Smart

--------------------------------            Secretary                 11/02/01
Signature of Corporate Officer              Title of Officer           Date

* A reason for the incorrect statement, execution or other authentication must be provided.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                           SECRETARY'S CERTIFICATE OF

                          CATEGORY 5 TECHNOLOGIES, INC.

         I, WENDY H. SMART, hereby certify as follows:

         1. That I was the Secretary of Network Investor Communications, Inc., a Nevada corporation and am currently the secretary of Category 5 Technologies, Inc.

         2. That on June 8, 2001 and July 15, 2001, the majority shareholders of Network Investor Communications, Inc. adopted the following resolutions:

June 8, 2001
 ------------

         WHEREAS, the Company desires to change its name from Network Investor Communications, Inc. to The Hellgate Commerce Company;

         WHEREAS, the directors of the Company have determined that it would be in the best interest of the Company to amend its Articles of Incorporation increasing the authorized shares to 150,000,000, consisting of 125,000,000 preferred shares, such preferred shares to have such designations, preferences and rights as determined by the Board;

         WHEREAS, the Company desires to adopt and incorporate The Hellgate Commerce Company Long-Term Incentive Plan for employees and consultants of Network Investor Communications, Inc.; and

         WHEREAS, the Company desires to adopt and incorporate The Hellgate Commerce Company Director Option Plan for outside Directors of Network Investor Communications, Inc.

         NOW, THEREFORE, the undersigned shareholders of the Company hereby consent to the following resolutions;

         RESOLVED, that the Articles of Incorporation shall be amended to reflect a change in the name of the Company from Network Investor
Communications, Inc. to The Hellgate Commerce Company and increase the authorized shares to 150,000,000, consisting of 125,000,000 common shares and 25,000,000 preferred shares, with the preferred shares having such designations, preferences and rights as determined by the Board pursuant to the Amended and Restated Articles of Incorporation attached hereto as Exhibit A.

         RESOLVED FURTHER, that the form and content of The Hellgate Commerce Company Long Term Incentive Plan and The Hellgate Commerce Company Director Option Plan are advisable and for the benefit of the Company and its shareholders.

         FURTHER RESOLVED, that the officers of the Corporation proceed with filing an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 advising its shareholders of the above actions and take all action necessary, including the filing of an S-8 Registration Statement, to be in compliance with appropriate securities laws.

July 15, 2001

         WHEREAS, on July 3, 2001, the Company filed an Information Statement changing its name from Network Investor Communications to The Hellgate Commerce Company;

         WHEREAS, after meetings held in New York during the week of July 8, 2001, the Company believes it is in its best interest and desires to change its name from Network Investor Communications, Inc. to Category 5 Technologies, Inc.; and

         WHEREAS, due to the desire to change its name to Category 5 Technologies, Inc. an amended Information Statement needs to be prepared and filed.

         NOW, THEREFORE, the undersigned directors of the Company hereby consent to the following resolutions:

         RESOLVED, the name of the Company be changed from Network Investor Communications, Inc. to Category 5 Technologies, Inc. and that the Company proceed with amending its Information Statement to reflect said change;

         FURTHER, RESOLVED, that the option plans described thereto shall be amended to reflect such name change.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 2nd day of November, 2001.

                                                 /s/ Wendy H. Smart
                                                 ------------------------------
                                                 Wendy H. Smart
                                                 Corporate Secretary